WHEN RECORDED RETURN TO:
        GREG R. NIELSEN
        SNELL & WILMER
        3100 VALLEY BANK CENTER
        PHOENIX, ARIZONA 85073
                                                 RECORDED IN OFFICIAL RECORDS OF
                                                        MARICOPA COUNTY, ARIZONA
                                                               Aug 18, '86 - 455
                                                  Keith Poletis, County Recorder
                                                                 Fee-PGS 56 I.G.
================================================================================

                             ASSIGNMENT, ASSUMPTION
                                       AND
                                FURTHER AGREEMENT

                           dated as of August 12, 1986

                                     between

                      PUBLIC SERVICE COMPANY OF NEW MEXICO

                                       and

                       THE FIRST NATIONAL BANK OF BOSTON,
                       not in its individual capacity, but
                     solely as Owner Trustee under a Trust
                             Agreement with Burnham
                               Leasing Corporation


================================================================================


                   Sale and Leaseback of an Undivided Interest
                 in Palo Verde Nuclear Generating Station Unit 2
                          and an Undivided Interest in
                            Certain Common Facilities

================================================================================

                           BURNHAM LEASING CORPORATION

                THIS ASSIGNMENT, ASSUMPTION AND FURTHER AGREEMENT, dated as of August 12, 1986, between PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (PNM), and THE FIRST NATIONAL BANK OF BOSTON, not in its individual capacity, but solely as Owner Trustee (the Owner Trustee), under a Trust Agreement, dated as of August 12, 1986, with BURNHAM LEASING CORPORATION, a New York corporation, as Owner Participant (the Owner Participant).


                                   WITNESSETH:

                WHEREAS, PNM and the other ANPP Participants are parties to the ANPP Participation Agreement (such terms and all other terms used in these recitals without definition having the respective definitions to which reference is made in Article I below);

                WHEREAS, PNM has sold, and the Owner Trustee has purchased, the Undivided Interest and the Real Property Interest for and in consideration of the payment to PNM by the Owner Trustee of the Purchase Price, the purchase price of the Real Property Interest and the assignments and assumptions herein set forth; and

                WHEREAS, PNM has leased from the Owner Trustee the Undivided Interest and the Real Property Interest pursuant to the Facility Lease;

                NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



                                    ARTICLE I

                                   DEFINITIONS

                For purposes hereof, capitalized terms used herein shall have the meanings assigned to such terms in Appendix A hereto. References in this Agreement to articles, sections and clauses are to articles, sections and clauses in this Agreement unless otherwise indicated.





6091.BURNHAM.1106.07:1

                                   ARTICLE II

                                NONPARTITIONMENT

                SECTION 2.01. Nonpartitionment. The Owner Trustee hereby waives any rights it may have to partition Unit 2, the Common Facilities or the PVNGS Site, whether by partitionment in kind or by sale and division of proceeds, and further agrees that it will not resort to any action at law or in equity to partition Unit 2 or the Common Facilities, and it waives the benefits of all laws that may now or hereafter authorize such partition for a term (i) which shall be coterminous with the term of ANPP Participation Agreement or (ii) which shall be for such lesser period as may be required under Applicable Law.


                                   ARTICLE III

                         ASSIGNMENTS; EXERCISE OF RIGHTS

                SECTION 3.01. Assignment of Warranties. PNM hereby ASSIGNS to the Owner Trustee an undivided interest, equal to a Unit 2 Interest, in the case of property not constituting Common Facilities, or a Common Facilities Interest, in the case of Common Facilities, in, to and under any and all warranties of and other claims against dealers, manufacturers, vendors, contractors and subcontractors relating to Unit 2 and the Common Facilities.

                SECTION 3.02.  Assignment of the ANPP  Participation  Agreement.
(a) In furtherance of the purchase and sale referred to above, PNM hereby ASSIGNS to the Owner Trustee an undivided interest, in, to and under all of PNM's rights under the ANPP Participation Agreement, equal to 2.2666667% to the extent that such rights relate to Unit 2 (including, but without limitation, a percentage entitlement equal to 2.2666667% of the Net Energy Generation and Available Generating Capability (as each such term is defined in the ANPP Participation Agreement) of Unit 2) and equal to 0.7555556% to the extent such rights relate to the Common Facilities.

                (b) In furtherance of the lease of the Undivided Interest and the Real Property Interest the Owner Trustee hereby ASSIGNS to PNM the rights

609l.BURNHAM.1106.07:1
assigned under paragraph (a) until the Lease Termination Date, subject to the terms of the Facility Lease.

                SECTION 3.03. Exercise of Rights as Participant under the ANPP Participation Agreement. (a) Except as provided in Sections 15.2.2, 15.6.4 and
Section 15.10 of the ANPP Participation Agreement (or any comparable successor provision) PNM shall be and remain the sole "Participant" for all purposes of the ANPP Participation Agreement and the sole representative (with power to bind) in all dealings with the other ANPP Participants in relation to the Undivided Interest, the Real Property Interest and the rights assigned to the Owner Trustee pursuant to this Agreement; provided, however, that the foregoing shall not limit in any way any liability or obligation that PNM may incur to the Owner Trustee or the Owner Participant under any Transaction Document as a result of the exercise by PNM of rights as a "Participant", under the ANPP Participation Agreement (including, but without limitation, any liability that PNM may incur under Section 16 of the Facility Lease as a result of an Event of Default).

                (b) Unless the ANPP Participation Agreement shall otherwise permit, any right conferred on the Owner Trustee by Section 15.2.2 of the ANPP Participation Agreement shall be exercised as required by Section 15.6.3.3 of said Agreement.

                (c) The provisions of this Section 3.03 shall remain in full force and effect until such time as the ANPP Administrative Committee or the ANPP Participants shall otherwise consent.


                                   ARTICLE IV

                               ASSUMPTION; RELEASE

                SECTION 4.01. Assumption by Owner Trustee. Except as contemplated by Section 5(a) of the Facility Lease, the Owner Trustee agrees that, effective on and as of the Lease Termination Date, unless (i) a Default or Event of Default shall have occurred and be continuing or an Event of Loss or Deemed Loss Event shall have occurred or (ii) such Lease Termination Date occurred by reason of a termination of the Facility Lease pursuant to Section 16

6091.BURNHAM.1106.07:1
thereof, the Owner Trustee or, if a Person shall become a transferee of the Undivided Interest and the Real Property Interest pursuant to Section 15.10 of the ANPP Participation Agreement (an ANPP Transferee), such ANPP Transferee? shall assume and agree to pay, perform and discharge a portion equal to a Unit 2 Interest, in the case of property not constituting Common Facilities, or a Unit 2 Common Facilities Interest, in the case of Common Facilities, of all liabilities and obligations of PNM under, or with respect to, the ANPP Project Agreements, attributable to Unit 2 and the Common Facilities, other than any and all costs relating to, allocable to, or incurred in connection with, Decommissioning.

        SECTION 4.02. Release. Upon the assumption and agreement by an ANPP Transferee pursuant to Section 4.01 (whether at the Lease Termination Date or thereafter), the Owner Trustee shall therewith and thereupon be released and discharged from its obligations under Section 4.01 arising on or after such assumption and agreement.

                                    ARTICLE V

                        NO RELEASE OF PNM; REIMBURSEMENT

                SECTION 5.01. No Release of PNM. Notwithstanding the provisions of Article IV or any other provision hereof or of any other Transaction Document, and except to the extent provided in Section 15.10 of the ANPP Participation Agreement (or any comparable successor provision), PNM shall not be released from any liability or obligation under the ANPP Project Agreements, or otherwise, with respect to PVNGS, and PNM shall remain liable for the payment and performance of all such liabilities and obligations.

                SECTION 5.02. Reimbursement. Unless a Default or an Event of Default shall have occurred and be continuing or an Event of Loss or Deemed Loss Event shall have occurred, from and after the Lease Termination Date (except a Lease Termination occurring by reason of a termination of the Facility Lease pursuant to Section 16 thereof), upon the payment or performance by PNM of any liability or obligation in respect of which the Owner Trustee shall also have become obligated in consequence of Article IV or the ANPP Participation Agreement, and for so long as the Owner Trustee shall be so liable, PNM shall be entitled to prompt reimbursement by the Owner Trustee from the Trust Estate for all amounts expended in connection with such payment or performance.

6091.BURNHAM.1106.07:1

                                   ARTICLE VI

                            FURTHER AGREEMENTS OF PNM

                SECTION 6.01. Agreement to Sell or Lease Unit 2 Retained Assets. Upon a transfer to an ANPP Transferee, PNM agrees in respect of the Undivided Interest and the Real Property Interest, (i) if such ANPP Transferee is a purchaser of the Undivided Interest and the Real Property Interest, to sell to such ANPP Transferee, at a price equal to the then Fair Market Sales Value thereof (determined on the basis of the then actual condition of the Unit 2 Retained Assets), an undivided interest, equal to 2.2666667%, to the extent related to Unit 2 and O.755S556%, to the extent related to the PVNGS common facilities, in and to the Unit 2 Retained Assets, or (ii) if such ANPP Transferee is a lessee of the Undivided Interest and the Real Property Interest, to lease or otherwise make available to such ANPP Transferee, at a rent equal to the then Fair Market Rental Value (determined on the basis of the then actual condition of the Unit 2 Retained Assets) thereof, an undivided interest, equal to 2.2666667%, to the extent related to Unit 2 and 0.7555556%, to the extent related to the PVNGS common facilities, in and to the Unit 2 Retained Assets. If such ANPP Transferee and PNM cannot agree on the Fair Market Sales Value or the Fair Market Rental Value of the Unit 2 Retained Assets, the ANPP Transferee may initiate the Appraisal Procedure. Any such sale or lease by PNM shall be accomplished by an appropriate bill of sale or lease.

                SECTION 6.02. Agreement to Assign or Make Available ANPP Project Agreements. Upon a transfer to an ANPP Transferee, PNM agrees in respect of the Undivided Interest and the Real Property Interest, (i) if such ANPP Transferee is a purchaser of the Undivided Interest and the Real Property Interest, to assign to such ANPP Transferee an undivided interest, equal to 2.2666667%, to the extent related to Unit 2 and 0.7555556%, to the extent related to the PVNGS common facilities or the ANPP Project Agreements (other than the ANPP

609l.BURNHAM.1106.07:l

Participation Agreement), and (ii) if such ANPP Transferee is a lessee of the Undivided Interest and the Real Property Interest, to assign for the term of such lease to such ANPP Transferee an undivided interest, equal to 2.2666667%, to the extent related to Unit 2 and 0.7555556% to the extent related to the PVNGS common facilities of the ANPP Project Agreements (other than the ANPP Participation Agreement). Any assignment pursuant to this Section 6.02 shall be accomplished by an appropriate instrument of assignment.

                SECTION 6.03. Agreements to Seek Amendments to the ANPP Participation Agreement and the License. PNM agrees to use its best efforts to obtain any required amendments to the ANPP Participation Agreement and the License and all other Governmental Actions necessary to permit PNM to act as Agent of the Owner Trustee in the manner contemplated by Section 7.01 hereof, if
(a) (i) PNM shall not have elected to purchase the Undivided Interest and the Real Property Interest as provided in Section 13(b) of the Facility Lease and
(ii) there shall not be an ANPP Transferee in respect of the Undivided Interest and the Real Property Interest or (b) PNM shall be obligated to surrender p05session of the Undivided Interest and the Real Property Interest pursuant to
Section 5(a) of the Facility Lease, PNM acknowledges and agrees that neither the Owner Trustee nor the Owner Participant shall have any obligation whatsoever to assist PNM in obtaining any such amendments and Governmental Actions.

                SECTION 6.04. Owner Trustee's Agreement. If PNM becomes obligated to sell, lease, otherwise make available or assign in accordance with Sections 6.01 and 6.02 hereof, the Owner Trustee shall (at the direction of the Owner Participant) require or cause the ANPP Transferee to purchase, lease, accept or assume, as the case may be, the property or rights being sold, leased, made available or assigned by PNM.

6091.BURNHAM.1106.07:1

                                   ARTICLE VII

                           INTERIM AGENCY ARRANGEMENTS

                SECTION 7.01. Designation of Agent. From and after the Lease Termination Date and until a transfer to an ANPP Transferee in respect of the Undivided Interest and the Real Property Interest (such period being referred to as the Agency Period), PNM shall be, and the Owner Trustee hereby designates PNM as, the initial agent (PNM or any other Person appointed in its place by the Owner Trustee being herein called the Agent) of the Owner Trustee in the exercise of all rights assigned to the Owner Trustee hereunder.

                SECTION 7.02. Operation of Unit 2. During the Agency Period1 the Agent shall administer the operation of the Undivided Interest and the Real Property Interest in accordance with this Agreement and all instructions of the Owner Trustee in accordance with Applicable Law. If, however, the Owner Trustee and any User shall, prior to, or at any time during, the Agency Period, enter into any joint ownership and operating agreement with other Persons having a legal right to, or right to use, any other undivided interest in Unit 2, the Agent agrees to join in, and be bound by, the terms of such agreement if the Agent's performance thereunder shall not violate, or result in a violation of, any Applicable Law or the License. The Owner Trustee agrees to give the Agent reasonable prior written notice of the commencement of the negotiation of any such agreement.

                  SECTION 7.03. ANPP Participation Agreement. PNM agrees that, at all times during the Agency Period, it will perform all obligations and discharge all liabilities for which it is responsible as a "Participant" under the ANPP Participation Agreement in respect of the Undivided Interest and the Real Property Interest. In the performance of the foregoing agreement, PNM shall not exercise its rights as an ANPP Participant to cause Capital Improvements to be made to Unit 2 and the Common Facilities unless the Owner Trustee shall have agreed to provide funds for the payment of the Owner Trustee's Share of the cost of such Capital Improvements to PNM prior to the date on which such amounts shall be due with respect thereto under the ANPP Participation Agreement.




                                       -7-
6091.BURNHAM.1106.07:1

                SECTION 7.04. Support. Except with respect to the Unit 2 Retained Assets for which provision is made in Section 7.06, PNM covenants and agrees that, at all times during the Agency Period, it will provide, or make available, to the Owner Trustee all PNM'S rights in and to the Unit 2 Retained Assets and the ANPP Project Agreements to the extent relating to the Undivided Interest and the Real Property Interest.

                SECTION 7.05. Compensation. As compensation for its obligations under Sections 7.02, 7.03 and 7.04, if no Event of Default based upon PNM's failure to perform its obligations under Section 5(a) of the Facility Lease shall have occurred and be continuing, PNM shall be entitled to receive, and the Owner Trustee hereby agrees to pay, an amount equal to the Owner Trustee's share of the aggregate of (i) amounts paid by PNM as provided in Section 7.03 to the extent reasonably allocable to the Undivided Interest and the Real Property Interest and (ii) reasonable compensation for the Unit 2 Retained Assets and
(iii) out-of-pocket expenses incurred by PNM or the Agent, as the case may be, in connection with the performance of its agreements in this Article VII. Compensation under this Section 7.05 shall be paid promptly in cash upon receipt of an invoice from PNM.

                SECTION 7.06. Transmission; Transmission Agreement. {a) PNM covenants and agrees that, (i) at all times during the Agency Period, the Owner Trustee shall have the right to wheel, under normal transmission operating conditions, the Owner Trustee's share of power and energy in respect of the Undivided Interest over transmission equipment in which PNM now owns or may hereafter acquire an ownership interest, between Unit 2 and the ANPP Switchyard and (ii) PNM will wheel such Owner Trustee's share to the extent of transmission capacity available to PNM not subject to existing commitments and not required by customers of PNM at the time such wheeling arrangement is entered into.

                (b) Based upon the respective rights, duties obligations of the Owner Trustee and PNM set forth in Section 7.06(a), if PNM shall fail or decline to give the notice of renewal of the Facility Lease or purchase of the Undivided Interest, in each case as provided in Section 13(a) of the Facility Lease, PNM and the Owner Trustee shall forthwith commence the negotiation in good faith of



                                       -8-

6091.BURNHAM.1106.07:l
a definitive transmission agreement, not inconsistent with the terms and provisions of Section 7.06 (a), but containing sufficient detail for the proper wheeling of power and energy, under normal transmission operating conditions, over the equipment of PNM referred to in such Section 7.06 (a) under then existing circumstances, for the exercise or stipulation, as the case may be, of the respective rights, duties and obligations of the Owner Trustee shall complete such negotiations and execute such definitive transmission agreement prior to the Lease Termination Date and such definitive transmission agreement shall provide for compensation to PNM for the transmission services so provided at the Fair Market Sales Value thereof.

                                  ARTICLE VIII
                                  MISCELLANEOUS

                SECTION 8.01. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each of PNM and the Owner Trustee.

                SECTION 8.02. Governing Law. The interpretation of this Agreement and the rights and obligations of the parties hereto-shall be governed by and construed and enforced in accordance with the law of the State of New York.

                SECTION 8.03. Counterpart Execution. This Agreement may be executed in any number of counterparts and by each of the parties hereto on separate counterparts, all such counterparts together constituting but one and the same instrument.

                SECTION 8.04. Amendments. The terms of this Agreement shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever, except by written instrument signed by PNM and the Owner Trustee.

                SECTION 8.05. Survival. All agreements and covenants contained in this Agreement or any agreement, document or certificate delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.



                                       -9-

6091.BURNHAM.1106.07:1

                SECTION 8.06. Severability of Provisions.  Any provision of this
Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall1 as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and no such prohibition or unenforceability in any jurisdiction shall invalidate or render unenforceable such provisions in any other jurisdiction. To the extent permitted by Applicable Law, PNM hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

                SECTION 8.07. Headings. The division of this Agreement into sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

                SECTION 8.08. Disclosure of Beneficiary. Pursuant to Arizona Revised Statutes i33-401, the beneficiary of the Trust Agreement is Burnham Leasing Corporation, a New York corporation, whose address is 60 Broad Street, New York, New York 10004, Attention: Assistant Treasurer. A copy of the Trust Agreement is available for inspection at the offices of the Owner Trustee at 100 Federal Street, Boston, Massachusetts 02110 Attention of Corporate Trust Division.






















                                      -10-
6091.BURNHAM.1106.07:1

                IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed in New York, New York by their respective officers thereunto duly authorized.

                                  PUBLIC SERVICE COMPANY OF NEW MEXICO


                                  By
                                     ---------------------------------
                                     Vice President, Revenue
                                      Management



                                  THE FIRST NATIONAL BANK OF
                                    BOSTON, not in its individual capacity,  but
                                    solely  as  Owner   Trustee  under  a  Trust
                                    Agreement, dated as of August 12, l986, with Burnham Leasing Corporation


                                  By:
                                     ---------------------------------
                                             AUTHORIZED OFFICER




















                                      -11-

6091.BURNHAM.1106.07:1

STATE OF NEW YORK   )
                    ) ss:
COUNTY OF NEW YORK  )



                The foregoing instrument was acknowledged before me this 17th day of August, 1986, by J.E. Sterba, the Vice President, Revenue Management of PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation, on behalf of the corporation.


                                                 ----------------
                                                  Notary Public

                                                        David A. Spivak
                                               Notary Public, State of New York
                                                        No. 31-4693468
                                                 Qualified in New York County
                                              Commission Expires March 30, 1987


STATE OF NEW YORK   )
                    )SS.
COUNTY OF NEW YORK  )

                The foregoing instrument was acknowledged before me this 17th day of August, 1986, by K. D. Woods, Vice President of the THE FIRST NATIONAL BANK OF BOSTON, a national banking association, on behalf of the banking association under that certain Trust Agreement dated as of August 12, 1986.



                                              ----------------------
                                                   Notary Public


                                                       David A. Spivak
                                               Notary Public, State of New York
                                                        No. 31-4693468
                                                Qualified in New York County
                                              Commission Expires March 30, 1987

                                      -12-

6091.BURNHAM.1106.07:1

                                                                     Appendix A

                               DEFINITION OF TERMS

                The terms defined herein relate to the Participation Agreement (as defined below) and certain Transaction Documents executed1 or to be executed, in connection with the Participation Agreement. Such terms include the plural as well as the singular. Any agreement defined or referred to below shall include each amendment, modification and supplement thereto and waiver thereof as may become effective from time to time, except where otherwise indicated. Any term defined below by reference to any agreement shall have such meaning whether or not such document is in effect. The terms "hereof", "here in", "hereunder" and comparable terms refer to the entire agreement with respect to which such terms are used and not to any particular article, section or other subdivision thereof.

                If, and to the extent that, either the Participation Agreement or any other Transaction Document which incorporates this Appendix shall be amended from time to time pursuant to the respective terms thereof, this Appendix shall be, or be deemed to have been, amended concurrently with the execution and delivery of each such amendment in order to conform the definitions herein to the new or amended definitions set forth in or required by each such amendment.


               Additional Bonds shall mean Bonds in addition to the Initial Series Bonds.

                Additional Equity Investment shall have the meaning specified in
Section 8(f) of the Facility Lease.

                Additional Notes shall have the meaning set forth in the recitations in the Indenture, which Additional Notes shall be issued, if at all, pursuant to Section 3.5 of the Indenture.

                Affiliate, with respect to any Person, shall mean any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the


6091.BURNHAM.1106.55:l
term "control' (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person., whether through the ownership of voting securities or by contract or otherwise

                After Tax Basis shall mean, with respect to any payment received or deemed to have been received by any Person, the amount of such payment supplemented by a further payment to that Person so that the sum of the two payments shall, after deduction of all taxes and other charges (taking into account any credits or deductions arising therefrom and the timing thereof) computed at the highest marginal statutory tax rate resulting from the receipt (actual or constructive) of such two payments imposed under any Applicable Law or by any Governmental Authority, be equal to such payment received or deemed to have been received.

                Agent and Agency period shall have the respective meanings set forth in Section 7.01 of the Assignment and Assumption.

                ANPP   Administrative   Committee   shall  mean  the   committee
established pursuant to Section 6.1.1 of the ANPP Participation Agreement (or any comparable successor provision).

                ANPP Operating Committee shall mean the committee established pursuant to Section 6.1.2 of the ANPP Participation Agreement (or any comparable successor provision).

                ANPP Participants shall have the meaning assigned to the word Participant under the ANPP Participation Agreement.

                ANPP Participation Agreement shall mean the Arizona Nuclear Power Project Participation Agreement, dated as of August 23, 1973, among APS, Salt River, Southern California, PNM, El Paso, LADWP and SCPPA, as heretofore and hereafter amended pursuant to the terms thereof.






                                       -2-

6091.BURNHAM.1106.55:1

                ANPP Project Agreements shall mean the ANPP Participation Agreement and the other Project Agreements (as such term is defined in the ANPP Participation Agreement).

                ANPP Switchyard shall mean the ANPP High Voltage Switchyard located at the PVNGS Site, the ownership, construction, operation and maintenance of which are governed by the ANPP High Voltage Switchyard Participation Agreement executed as of August 20, 1981 (APS Contract No. 2252-419,00), the parties to which are APS, PNM, Salt River, El Paso, LADWP and Southern California.

                ANPP Transferee shall have the meaning set forth in Section 4.01 of the Assignment and Assumption.

                Applicable Law shall mean all applicable taws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, orders, licenses and permits of any Governmental Authority, interpretations of any of the foregoing by a Governmental Authority having jurisdiction, and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other judicial or quasi judicial tribunal (including those pertaining to health, safety, the environment or otherwise).

                Appraisal Procedure shall mean a procedure whereby two independent appraisers, one chosen by the Lessee and one by the Lessor, shall mutually agree upon the value, period. or amount (including Economic Useful
Life) then the subject of an appraisal. If either the Lessor or the Lessee, as the case may be, shall determine that a value, period or amount to be determined (other than fair market value under Section 5(b) of the Facility Lease) under the Facility Lease or any other Transaction document cannot be established promptly by mutual agreement, such party shall appoint its appraiser and deliver a written notice thereof to the other party. Such other party shall appoint its appraiser within 15 days after receipt from the other party of the foregoing written notice. If within 20 days after appointment of the two appraisers, as described above, the two appraisers are unable to agree upon the value, period or amount in question, a third independent appraiser shall be chosen within ten days thereafter by the mutual consent of such first two appraisers or, if such



                                       -3-
6091.BURNHAM.1106.55:1
first two appraisers fail to agree upon the appointment of a third appraiser within such period, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the business of operating a nuclear electric generating plant and a familiarity with equipment used or operated in such business. The decision of the third appraiser so appointed and chosen shall be given within ten days after the selection of such third appraiser. If three appraisers shall be so appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount, period or value by which the third determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Lessor and the Lessee; otherwise the average of all three determinations shall be binding and conclusive on the Lessor and the Lessee. The fees and expenses of appraisers incurred in connection with any Appraisal Procedure relating to any transaction contemplated by any provision of any Transaction Document shall be divided equally between the Lessor and the Lessee (except pursuant to Section 16 of the Facility Lease, which shall be paid solely by the Lessee).

                APS shall mean Arizona Public Service Company, an Arizona corporation.

               Arizona Public Utility Act Sha11 mean Chapter 2, Title 40, Arizona Revised Statutes.

               Assigned Payments shall have the meaning specified in Section 2.1(1) of the Indenture.

                Assignment and Assumption shall mean the Assignment, Assumption and Further Agreement, dated as of August 12, 1986, between PNM and the Owner Trustee.

                Assignment of Beneficial Interest shall mean the Deed and Assignment of Beneficial Interest under Title USA Company of Arizona Trust No. 530, dated as of August 18, 1986, from PNM to the Owner Trustee.

6091.BURNHAM.1106.55:1

                Assumption Agreement shall mean the Assumption Agreement of PNM substantially in the form of Exhibit B to the Indenture.

                Assumptions shall mean the Pricing Assumptions and the Tax Assumptions.

                Atomic Energy Act shall mean the Atomic Energy Act of 1954, as amended, and regulations from time to time issued, published or promulgated pursuant thereto.

                Authorized Officer shall mean, with respect to the Indenture Trustee, any officer of the Indenture Trustee who shall be duly authorized by appropriate corporate action to authenticate a Note and shall mean, with respect to the Owner Trustee, any officer of the Owner Trustee who shall be duly authorized by appropriate corporate action to execute any Transaction Document

                Bankruptcy Code shall mean the Bankruptcy Reform Act of 1978 as amended, and any law with respect to bankruptcy, insolvency or reorganization successor thereto.

                Basic Lease Term shall mean the initial term of the Facility Lease, which shall begin on the closing Date and end on January 15, 2016, unless earlier terminated.

                Basic Rent shall have the meaning set forth in Section 3 (a) of the Facility Lease.

                Basic Rent Payment Dates shall mean and include January 15, 1987, and each January 15 and July 15 of each year thereafter through and including January 15, 2016, and, if the Lessee shall elect the Renewal Term, each January 15 and July 15 of each year during the Renewal Term, commencing July 15, 2016 and ending on the last day of the Renewal Term.

                Bill of Sale shall mean the Deed and Bill of Sale, dated as of August 18, 1986, between PNM and the Owner Trustee.

6091.BURNHAM.1106.55:1

                Bonds shall mean all bonds, notes and other evidences of indebtedness from time to time issued and outstanding under the Collateral Trust Indenture, including, but without limitation, the Initial Series Bonds, the Releveraging Bonds, the Refunding Bonds and any other Additional Bonds.

                Business Day shall mean any day other than a Saturday or Sunday or other day on which banks in Albuquerque, New Mexico, New York, New York or Boston, Massachusetts are authorized or obligated to be closed.

                Capital Improvement shall mean (a) the addition, betterment or enlargement of any property constituting part of Unit 2 or the Common Facilities or the replacement of any such property with other property, irrespective of whether (i) such replacement property constitutes an enlargement or betterment of the property which it replaces, (ii) the cost of such addition, betterment, enlargement or replacement is or may be capitalized, or charged to maintenance or repairs, in accordance with the Uniform System of Accounts or (iii) such addition, betterment or enlargement is or is not included or reflected in the plans and specifications for Unit 2 or the Common Facilities, as built, and (b) any alteration, modification, addition or improvement to Unit 2, other than original, substitute or replacement parts incorporated into Unit 2 or the Common Facilities.

                Casualty Value, as of any Basic Rent Payment Date, shall mean the percentage of Facility Cost set forth opposite such date in Schedule 1 to the Facility Lease. Casualty Value as of any Basic Rent Payment Date during the Renewal Term shall mean the unamortized portion as of such Basic Rent Payment Date of the Fair Market Sales Value of the Undivided Interest, determined by the straight-line amortization of such Fair Market Sales Value at the commencement of the Renewal Term over the period from such commencement date through the remaining term of the License determined pursuant to the Appraisal Procedure undertaken in accordance with the last sentence of Section 13(a) of the Facility Lease. Anything contained in the Participation Agreement or the Facility Lease to the contrary notwithstanding, Casualty Value shall be, when added to all other amounts which the Lessee is required to pay under Section 9(c) of the Facility Lease (taking into account any assumption of Notes by the Lessee) under

609l.BURNHAM.1106.55:1
any circumstances and in any event, in an amount at least sufficient to pay in full, as of any Basic Rent Payment Date, the aggregate unpaid principal amount of all Notes Outstanding at the close of business on such date, together with accrued and unpaid interest on such Notes.

                Change in Tax Law shall mean any change in the Code or successor legislation enacted by either the Ninety-ninth or the One Hundredth Congress (other than a change in respect of an alternative minimum tax or an add-on minimum tax having the same effect as an alternative minimum tax), or if prior to January 15, 1997 (i) there is enacted any technical correction thereto, or
(ii) there are adopted, promulgated, issued or published any proposed, temporary or final Regulations resulting therefrom (regardless of the effective date of such technical corrections or Regulations, but only if such technical corrections or Regulations would affect Net Economic Return), provided, however, that a Change in Tax Law shall occur in the event the provision set forth in
Section 1509(b) of H.R. 3838 as passed by the U.S. House of Representatives on December 17, 1985 and Section 1809(b) of H.R. 3838 as passed by the U.S. Senate on June 24, 1986 shall fail to be enacted into law in the form therein set forth or, if such provision is so enacted into law1 it shall not apply to the Common Facilities.

                Chemical Bank shall mean Chemical Bank, a New York banking corporation.

                Chief Financial Officer shall mean the person designated by the Board of Directors of PNM as the chief financial officer of PNM.

                Claims shall mean liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving liability in tort, strict or otherwise), actions, suits, judgments, costs, interest, expenses and disbursements, whether or not any of the foregoing shall be founded or unfounded (including, without limitation, legal fees and expenses and costs of investigation) of any kind and nature whatsoever without any limitation as to amount.

6091.BURNHAM.1106.55:1

                Closing shall mean the  proceedings  which are  contemplated  by
Section 4 of the Participation Agreement.

                Closing Date shall mean August 18, 1986.

                Code shall mean the Internal Revenue Code of 1954, as amended, or any comparable successor law.

                Collateral Trust Indenture shall mean the Collateral Trust Indenture, dated as of December 16, 1985, among PNM, Funding Corp. and the Collateral Trust Trustee.

                Collateral Trust Indenture Supplement shall mean a supplement to the Collateral Trust Indenture.

                Collateral Trust Trustee shall mean Chemical Bank, not in its individual capacity, but solely as Collateral Trust Trustee under the Collateral Trust Indenture, and the successors or assigns of such Trustee.

                Common Facilities shall mean all PVNGS common facilities, as set forth in Item B of Exhibit B to the Bill of Sale, other than common facilities excluded therefrom in said item B.

                Common Facilities Interest shall mean the Owner Trustee's portion of the Lessee's original 10.2% undivided interest in all Common Facilities at PVNGS, the percentage of which is set forth in Schedule 2 to the Participation Agreement.

                Coverage Ratio shall mean the fraction (i) the denominator of which shall be the sum (calculated as of a date no earlier than 135 days prior to the date of calculation) of (x) the interest that will be payable during the twelve-month period following the date of the transaction with respect to which a calculation is required to be made on the debt (both long-term and short-term) of the Surviving Lessee, and (y) the interest portion of payments due during the twelve-month period following the date of such transaction on lease obligations of the Surviving Lessee with a term in excess of one year, and (ii) the numerator of which shall be the sum of (x) the pro forma net earnings (before taxes and excluding allowance for funds used during construction) of the Surviving Lessee for a twelve-month period ending no earlier than 135 days prior to the date of such transaction, and (y) such denominator.

6091.BURNHAM.1106.55:1

                Cure Option shall have the meaning set forth in Section 16(e) of the Facility Lease.

                Debt shall mean (A) indebtedness for borrowed money, (B) obligations as lessee under leases and (C) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (A) or (B) above, if the principal amount (or equivalent) thereof is greater than $20,000,000 for any one item of Debt or $30,000,000 in the aggregate for all items of Debt of the Lessee).

                Decommissioning shall mean the decommissioning and retirement from service of Unit 2, and the related possession, maintenance and disposal of radioactive material used in or produced incident to the possession and operation of Unit 2, including, without limitation, (i) placement and maintenance of Unit 2 in a state of protective storage, (ii) in-place entombment and maintenance of Unit 2, (iii) dismantlement of -Unit 2, (iv) any other form of decommissioning and retirement from service required by or acceptable to the NRC and (V) all activities undertaken incident to the implementation thereof and to the obtaining of NRC authority therefor, including, without limitation, maintenance, storage, custody, removal, decontamination, and disposition of materials, equipment and fixtures, razing of Unit 2, removal and disposition of debris from the PVNGS Site, and restoration of the PVNGS Site related to Unit 2 for unrestricted use.

                Decommissioning Costs shall mean all costs, liabilities and expenses relating or allocable to, or incurred in connection with, the Decommissioning of Unit 2, including, without limitation, (i) any and all costs of activities undertaken to terminate NRC licensing authority and requirements to own, operate and possess Unit 2 and to possess radioactive material used in or produced incident to the possession and operation of Unit 2; and (ii) any and all costs of activities undertaken, prior to termination of all NRC licensing authority and requirements with respect to Unit 2 and the radioactive material used in or produced incident to the possession and operation of Unit 2, to possess, maintain, and dispose of radioactive material used in or produced incident to the possession and operation of Unit 2.


                                       -9-
6091.BURNHAM.1106.55:1

                Deed shall mean the Deed, dated as of August 12, 1986, from PNM to the Owner Trustee

                Deemed Loss Event shall mean any of the following events (unless waived by the Owner Participant, which waiver shall be in writing and may be either indefinite or for a specified period):

                  (1) Regulation. If at any time after the Closing Date and before the Lease Termination Date, the Owner Trustee or the Owner Participant, by reason of the ownership of the Undivided Interest or the Real Property Interest or any part thereof by the Owner Trustee (or any beneficial interest therein by the Owner Participant) or the lease of the Undivided Interest or the Real Property Interest to the Lessee or any of the other transactions contemplated by the Transaction Documents (the term Owner Participant, as used in this definition, not including any Transferee who at the time of transfer to such Transferee is a non-exempt entity of the type referred to in this clause (1), whether by reason of such ownership or lease transactions, or otherwise) shall be deemed by any Governmental Authority having jurisdiction to be, or shall become subject to regulation (other than Non-Burdensome Regulation) as, an "electric utility" or a "public utility" under any Applicable Law or a holding company under the Holding Company Act, or as a consequence of any Governmental Action, and the effect thereof on the Owner Trustee or the Owner Participant would be, in the sole judgment of either such Person, acting on advice of counsel, adverse, and the Owner Trustee and the Owner Participant have not waived application of this definition, except that if the Lessee, at its sole cost and expense, is contesting diligently and in good faith any action by any Governmental Authority which would otherwise constitute a Deemed Loss Event under this clause
        (1), such Deemed Loss Event shall be deemed not to have occurred so long as (i) such contest does not involve any danger of the foreclosure,

6091.BURNHAM.1106.55:1
        sale, forfeiture or loss of, or the creation of any Lien on, the Undivided Interest, the Real Property Interest or any part thereof or any interest therein, (ii) such contest does not adversely affect the Undivided Interest, the Real Property Interest or any part thereof or any other property, assets or rights of the Owner Trustee or the Owner Participant or the Lien of the Indenture thereon, (iii) the Lessee shall have furnished the Owner Trustee, the Owner Participant, and the Indenture Trustee with an opinion of independent counsel satisfactory to each such Person to the effect that there exists a reasonable basis for contesting such determination and the effects thereof, (iv) such determination and the effects thereof shall be effectively stayed or withdrawn during such contest (and shall not be subject to retroactive application at the conclusion of such contest) in a manner satisfactory to the Owner Trustee and the Owner Participant, and the Owner Participant shall have determined that the Owner Trustee's continued ownership of the Undivided Interest and the Real Property Interest during the pendency of such contest or such contest will not adversely affect its or its Affiliates' business, and (V) the Lessee shall have indemnified the Owner Trustee and the Owner Participant in a manner satisfactory to each such Person for any liability or loss which either such Person may incur as a result of the Lessee's contest;

                (2) Price-Anderson Act Change. If there shall be, at any time during the Lease Term, any change in the Price-Anderson Act, the Atomic Energy Act or the regulations of the NRC, or any other Applicable Law, in each case as in effect on the Closing Date, as a result of which, in the opinion of independent counsel for the Owner Participant, (i) the aggregate liability for a single Nuclear Incident of "persons indemnified" (as each such term is defined in the Price-Anderson Act) is increased, unless the change is such that neither the Owner Trustee nor the Owner Participant may be exposed, either during or subsequent to the Lease Term, to any increased real or potential liability in respect of a Nuclear Incident, (ii) the aggregate liability for a single Nuclear Incident of "persons indemnified" (as such term is defined in the Price-Anderson Act) exceeds the amount of financial protection established by the NRC as a condition to the License, unless the change is such that neither the Owner Trustee nor

6O91.BURNHAM.1106.55:1
        the Owner Participant may be exposed, either during or subsequent to the Lease Term, to any increased real or potential liability in respect of a Nuclear Incident, (iii) the amount of financial protection required, including but not limited to the limitation on the amount of deferred premiums for such financial protection, is increased, unless the change is such that neither the Owner Trustee nor the Owner Participant may be exposed, either during or subsequent to the Lease Term, to any increased real or potential liability in respect of a Nuclear Incident, or (iv) either the Owner Trustee or the Owner Participant may be exposed to any other increase in its real or potential liability in respect of a Nuclear Incident, either during or subsequent to the Lease Term, it being understood for purposes of this definition that the requirement or existence of insurance, retrospective premiums, indemnities (whether by the Lessee or any other person) or other forms of financial protection (similar or dissimilar to the foregoing) shall not be deemed to reduce or eliminate any exposure of the Owner Trustee or the Owner Participant to real or potential liability in respect of a Nuclear Incident except to the extent (x) such financial protection is provided by the United States Government under Congressional action which does not require any further appropriation or other act of Congress or any other Governmental Authority, (y) the terms of such financial protection are otherwise satisfactory to the Owner Trustee and the Owner Participant, and (z) the Owner Trustee or Owner Participant may not otherwise be exposed, either during or subsequent to the Lease Term, to any increased real or potential liability in respect of a Nuclear Incident; provided, however, that such change shall not constitute a "Deemed Loss Event" if such change shall include a provision drafted in a manner reasonably satisfactory to the Owner Participant which exempts the Owner Trustee and the Owner Participant from all real and potential liability in respect of a Nuclear Incident so long as neither the Owner Trustee or the Owner Participant is in actual possession and control of Unit 2 or the Undivided Interest, unless (in the opinion of independent counsel to the Owner Participant) a court could reasonably hold that the statute incorporating such provision is unconstitutional;

609l.BURNHAM.1106.55:l

                 (3) Liability for Termination Obligation. If there shall be any change in Applicable Law as a result of which the Owner Trustee shall become liable in its individual capacity, or the Owner Participant shall become liable in any capacity, in respect of any portion of the Termination Obligation (as defined in the ANPP Participation Agreement) or Decommissioning Costs or, during the Lease Term, any other liability or obligation imposed as of the date hereof on licensees of the NRC;

                 (4) Illegality. If there shall be any change in Applicable Law or any Governmental Action the effect of which is to make the transactions contemplated by the Transaction Documents unauthorized, illegal or otherwise contrary to Applicable Law;

                (5) Limitation on Exercise of Rights. Any change in, or new interpretation by Governmental Authority having jurisdiction of, the License and the License Amendment (each as in effect on the Closing
        Date) constituting an assertion to the effect that the exercise by the Owner Trustee or the Owner Participant of any right (irrespective of the event giving rise to such right) under any Transact ion Document would constitute impermissible control over Unit 2 or the licensees of Unit 2, other than an assertion that affects such rights in a manner consistent with the second sentence of Section 184 of the Atomic Energy Act and the NRC's regulations thereunder (including, without limitation, 10 CFR
        Section 50.81, as now and hereafter in effect);

                (6) Early Licensee Status. If as a result of any expiration, revocation, suspension, amendment or interpretation by any Governmental Authority of the License, the License Amendment or any other Governmental Action or change in Applicable Law, either the Owner Trustee or the Owner Participant shall be required to become a licensee of the NRC prior to the Lease Termination Date;

                (7) Suspension or Termination of Insurance. If any policy of liability insurance with respect to Unit 2 shall be suspended or terminated, or the coverage thereunder reduced, for any reason whatsoever or shall be amended or supplemented, in either case in a

609l.BURNHAM.1106.55:1
        manner which may expose the Owner Trustee or the Owner Participant, either during or subsequent to the Lease Term, to any increased real or potential liability in respect of a Nuclear Incident and such policy of insurance shall not be immediately replaced by insurance or other financial protection satisfactory to the Owner Participant effective immediately upon such suspension, termination, reduction, amendment or supplementation which, in the reasonable opinion of the Owner Participant, is at least as protective of it (in all respects deemed by it to be material) as the policy of insurance so terminated, suspended, reduced, amended or supplemented, unless the aggregate liability for a Nuclear Incident of "persons indemnified" (as such term is defined in the Atomic Energy Act of 1954, as amended) is reduced by an amount equal to the amount of liability insurance so terminated, suspended, reduced, amended or supplemented and, in the reasonable opinion of the Owner Participant, it may not otherwise be exposed, either during or subsequent to the Lease Term, to any increased real or potential liability in respect of a Nuclear Incident as a consequence of such suspension, termination, reduction, amendment or supplementation.

                Default shall mean an event or condition which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

                Directive shall mean an instrument in writing executed in accordance with the terms and provisions of the Indenture by the Holders, or their duly authorized agents or attorneys-in-fact, representing a Majority in Interest of Holders of Notes, directing the Indenture Trustee to take or refrain from taking the action specified in such instrument.

                Early  Termination  Date shall  have the  meaning  specified  in
Section 14(d) of the Facility Lease.

                Early  Termination  Notice  shall have the meaning  specified in
Section 14(d) of the Facility Lease.

                Economic Useful Life shall mean that period (commencing on the date as of which the determination of Economic Useful Life is to be made as provided in Section 8(g) of the Facility Lease and ending on the date upon which either of the states of affairs described in clauses (i) and (ii) below cease to

6091.BURNHAM.1106.55:1
apply,  or can reasonably be expected to cease to apply, to Unit 2) during which
(i) Unit 2 will be useful to, and usable by, any owner or lessee thereof as a facility for the generation of electric power and (ii) Unit 2 is an economic and commercially practical facility for the generation of electric power capable of producing (after taking into account costs of capital) a reasonable economic return to the owner thereof. For the purposes of determinations under clauses
(i) and (ii) above, the following factors, among others, shall be taken into account (as such factors obtain on the date of determination and as such factors are reasonably expected to obtain in the future): (a) provisions of the ANPP Project Agreements (including, without limitation, the ANPP Participation Agreement and the Material Project Agreements (or substitutes for such Material Project Agreements in effect on the date of determination)); (b) the actual condition and performance of Unit 2; (C) the actual condition and performance of such other facilities constituting PVNGS (including, without limitation, the Common Facilities) as are integral to the operation of Unit 2; (d) the actual condition of, and access of the ANPP Participants to, the ANPP switchyard and such other transmission facilities as are available and necessary to permit the transmission of the maximum amount of power generated by PVNGS; (e) the cost of obtaining, handling, storing and disposing of nuclear fuel for Unit 2; (f) the projected cost (including, without limitation, costs attributable to obligations to fund any reserve fund maintained (or funded) by licensed owners and/or lessees of Unit 2 to the extent dedicated to (or attributable to and freely available with respect to) Unit 2 (the Unit 2 Fund)) or the Decommissioning or retirement from service of Unit 2 including, without limitation, Decommissioning Costs (taking into account the balance (plus projected investment earnings thereon) of the Unit 2 Fund); (q) the cost of Capital Improvements to Unit 2 then planned to be made, or reasonably expected to be made; (h) the cost of acquiring or leasing the Unit 2 Retained Assets; (i) the current status of all Governmental Action with respect to Unit 2 (including, without limitation, the License) required to permit licensed owners and/or lessees to possess and (in the case of the Operating Agent) to operate Unit 2 and such other facilities constituting PVNGS (including, without limitation, the Common Facilities) as are integral to the operation of Unit 2; and (j) the relative cost of producing an

6091.BURNHAM.1106.55:1
amount of electric power and energy equivalent to the generating capacity of Unit 2 from other facilities then available in the region serviced, or reasonably expected to be serviced, by PVNGS.

               El Paso shall mean El Paso Electric Company, a Texas corporation.

               ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

               Estimated Transaction Expenses shall have the meaning set forth in Section 5(a) of the Participation Agreement.

               Event of Default shall have the meaning set forth in Section 15 of the Facility Lease.

               Event of Loss shall mean any of the following events: (a) a Final Shutdown, (b) a Requisition of Title, or (c) a Requisition of Use for an indefinite period which can be reasonably expected to exceed, or a stated period which ends on the last day of or after, the Lease Term (including the Renewal Term only if the Renewal Term shall have been elected prior to such Requisition of Use by the exercise of the renewal option provided in Section 12 of the Facility Lease).

                Excepted Payments shall mean (i) all payments of Supplemental Rent, other than payments by the Lessee (x) of Casualty Value, Termination Value or Special Casualty Value or in connection with the exercise of the Cure Option or the occurrence of the Special Purchase Event or (y) of indemnity payments to which either the Loan Participant or any Indemnitee other than the Owner Trustee or the Owner Participant or any of their respective Affiliates (or the respective successors, assigns, agents, officers, directors or employees thereof) is entitled; (ii) any amounts payable under any Transaction Document to reimburse the Lessor or the Owner Participant or any of their respective Affiliates (including the reasonable expenses of the Lessor or the Owner Participant incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee under and as permitted by any Transaction Document, (iii) any amount payable to the Owner Participant by any Transferee as the purchase price of the Owner Participant's interest in the Trust Estate, (iv) so long as no Indenture Default or Indenture Event of Default

6091.BURNHAM.1106.55:l
shall have occurred and be continuing, all payments of Basic Rent in excess of amounts then due and owing in respect of the principal of and premium, if any, and interest on all Notes Outstanding; (v) any insurance proceeds with respect to an Event of Loss in excess of amounts then due and owing in respect of the principal of and premium, if any, and interest on all Notes Outstanding, (vi) any insurance proceeds (or payments with respect to risks selfinsured) under liability policies and (vii) any payments in respect of interest to the extent attributable to payments referred to in clauses (i) through (vi) above.

                Existing Mortgage shall mean the Indenture of Mortgage and Deed of Trust dated as of June 1, 1947, between PNM and Irving Trust Company, as heretofore supplemented by all Supplemental Indentures thereto.

                Expenses shall mean liabilities, obligations, losses, damages, taxes (other than taxes on income), claims, actions, suits, costs, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever.

                Extension letter shall mean the Extension Letter, dated August 18, 1986 and addressed to the Collateral Trust Trustee by the parties to the Participation Agreement.

                Extraordinary Nuclear Occurrence shall have its meaning as defined in Section 11 of the Atomic Energy Act and the related NRC regulations, as amended to the date hereof1 and as the meaning of such term shall be expanded from time to time by future amendments thereof. The definition of "extraordinary nuclear occurrence" contained in Section 11 of the Atomic Energy Act on the date hereof is: If any event causing a discharge or dispersal of source, special nuclear, or by-product material from its intended place of confinement in amounts offsite, or causing radiation levels offsite, which the Commission determines to be substantial, and which the Commission determines has resulted or will probably result in substantial damages to persons offsite or property offsite. Any determination by the Commission that such an event has, or has not, occurred shall be final and conclusive, and no other official or any court shall have power or jurisdiction to review any such determination. The Commission shall establish criteria in writing setting forth the basis upon which such

6091.BURNHAM.1106.55:1
determination shall be made. As used in this subsection, "offsite" means away from "the location" or "the contract location" as defined in the applicable Commission indemnity agreement, entered into pursuant to section 2210 of this title."

                Facility Cost shall mean the Purchase Price plus the sum of (x) all Supplemental Financing Amounts, and (y) all Additional Equity Investment amounts.

                Facility Lease shall mean the Facility Lease, dated as of August 12, 1986, between PNM, as Lessee, and the Owner Trustee, as Lessor.

                Fair Market Rental Value or Fair Market Sales Value of any property or service shall mean (other than for purposes of Section 5(b) of the Facility Lease) the value of such property or service for lease or sale determined on the basis of an arm's-length transaction for cash between an informed and willing lessee or purchaser (under no compulsion to lease or purchase) and an informed and willing lessor or seller (under no compulsion to lease or sell), and shall take into account the Lessor's rights and obligations under the Assignment and Assumption and the Assignment of Beneficial Interest and rights under the Deed and the Bill of Sale, but shall be without regard to any rights of the Lessee (including any renewal options) under the Facility Lease. Except pursuant to Section 6.01 of the Assignment and Assumption, Fair Market Rental Value and Fair Market Sales Value of the Undivided Interest and the Real Property Interest shall be determined on the assumption that (i) Unit 2 has been maintained in accordance with, and the Lessee has complied with, the requirements of the Facility Lease1 the other Transaction Documents and the ANPP Participation Agreement, and (ii) the Lessee or PNM, as possessor of the Undivided Interest and the Real Property Interest, is otherwise in compliance with the requirements of all Transaction Documents. Fair Market Rental Value shall be determined on the assumption that rent will be payable in equal semi-annual installments in arrears.

                Federal Power Act shall mean the Federal Power Act, as amended.

6091.BURNHAM.1106.55:1

                Federal Securities shall have the meaning set forth in Section 2.3(c) of the Indenture.

                FERC shall mean the Federal Energy Regulatory Commission of the United States of America or any successor agency.

                Final Prospectus shall mean the Prospectus included in the Registration Statement on the date the same becomes effective, including documents incorporated into said Prospectus by reference, including any applicable prospectus supplements.

                Final Shutdown shall mean the earlier to occur of:

                (1) the expiration or revocation of the License or that portion of the License that permits the operation of Unit 2 or the expiration, suspension or revocation of the License or that portion of the License that permits the possession by the Lessee of the Undivided Interest and the Real Property Interest; or

                (2) the suspension (pursuant to 10 C.F.R. 2.202, as amended, and any successor provision) of the License or that portion of the License that permits the operation of Unit 2, which suspension remains in effect for three consecutive calendar months; or

                (3) the permanent or temporary cessation of operation of Unit 2 as a result of a Nuclear Incident at Unit 2 (or if Unit 2 is not in operation immediately prior to the occurrence of such Nuclear Incident, the failure to resume operation thereof as a result of such Nuclear Incident) if (A) the Period of such cessation or failure equals or exceeds twenty-four consecutive calendar months, or (B) such Nuclear Incident causes the radiation level in the containment building of Unit 2, as measured by the average of two high range radiation monitors in such containment building of Unit 2 (or if only one such monitor is operating at such time, such monitor) over one hour to equal or exceed 500 rads per hour, provided, however, this subsection (B) shall not apply in respect of a Nuclear Incident arising solely from a fuel handling accident; or

                 (4) the permanent or temporary cessation of operation of Unit 2 as a result of a Nuclear Incident at Unit 1 or 3 (the Affected Unit) (or if Unit




                                      -19-
6091.BURNHAM.1106.55:1

2 is not in operation immediately prior to the occurrence of such Nuclear Incident, the failure to resume operation thereof as a result of such Nuclear Incident) if (A) the Period of such cessation or failure equals or exceeds thirty-six consecutive calendar months: or (B) such Nuclear Incident causes the radiation level in the containment building of the Affected Unit, as measured by the average of two high range radiation monitors in such containment building (or if only one such monitor is operating at such time, such monitor) over one hour to equal or exceed 500 rads per hour: provided, however, this subsection
(B) shall not apply in respect of a Nuclear Incident arising solely from a fuel handling accident:

                (5) the occurrence of a Nuclear Incident at Unit 1, 2 or 3 causing (A) substantial injury or death to any person on or off the PVNGS Site or (B) a discharge or dispersal of Source, Special Nuclear or Byproduct Material from its intended place of confinement in amounts off the PVNGS Site or causing radiation levels off the PVNGS Site such that, in the case of (B) above (x) the NRC declares the occurrence of an Extraordinary Nuclear Occurrence or declares any other event connoting an equivalent level of accident or (y) the surface contamination dose rate measured off the PVNGS Site by a radiation monitor at 1 meter above the surface level equals or is greater at any time than 10 millirads/hour (0.10 milligray/hour) or in the case of noble gas plume passage, the radiation dose rate equals or is greater than 10 rads (0.10 gray) integrated over 24 hours, (or if the NRC shall at any time lower the radiation levels required for the occurrence of an Extraordinary Nuclear Occurrence, such lower levels as shall be consistent with such change by the NRC); or

                (6) damage to or destruction of any portion of Unit 2 and, unless the Lessee theretofore shall have exercised its purchase option under
Section 13(b) of the Facility Lease, the failure of the Lessee, or of the Lessee and one or more other ANPP Participants, (A) to agree within eighteen calendar months of such damage or destruction (or prior to such earlier date as of which one or more other ANPP Participants shall agree to restore or reconstruct any damaged portion of Unit 2 in accordance with Section 16.2 of the ANPP Participation Agreement) to restore or reconstruct Unit 2 to completion prior to the day sixty calendar months after the date of such agreement and (B)

609l.BURNHAM.1106.55:1
thereafter to complete the restoration and reconstruction of Unit 2 within a period of sixty calendar months after the date of such agreement, provided that no Final Shutdown shall be deemed to have occurred pursuant to this clause (6) if and so long as Unit 2 is in operation at a rated core power level of at least 1900 megawatts thermal; or

                (7) the non-operation of Unit 2 or the operation of Unit 2 at a net rated power level below 630 megawatts electric or any combination thereof for any reason (including, without limitation, the occurrence of any Nuclear Incident at any generating facility located anywhere in the world) for a Period of thirty-six consecutive calendar months (or a period through the penultimate day of the Lease Term if the Lessee shall have given notice of its intent to exercise the purchase option permitted by Section 13(b) of the Facility Lease) other than as a result of damage to or destruction of Unit 2.

For purposes of this definition, a Final Shutdown resulting from the occurrence of an event described in clause (5) above shall be deemed to have occurred immediately and automatically upon the decline of the water coolant within Unit 2 to a level three feet above the nuclear fuel.

                Financing Documents shall mean the Collateral Trust Indenture, the Term Note Supplemental Indenture, the Underwriting Agreement, the Term Loan Agreement, the Supplemental Indenture of Pledge and the Refunding Supplemental Indenture.

                Fixed Rate Note shall mean the non-recourse promissory note or notes to be issued by the Owner Trustee and authenticated by the Indenture Trustee on the Refunding Date to refund the Initial Series Note.

                Fixed Rate  Renewal  Term shall have the  meanings  set forth in
Section 12 of the Facility Lease.

                FNB shall mean The First National Bank of Boston, in its individual capacity, and its successors and assigns.

6091.BURNHAM.1106.55:1

                Form U-7D-shall mean the certificate to be filed pursuant to Rule 7(d) of the Holding Company Act for the purpose of exempting the Owner Participant and the Owner Trustee from registration under the Holding Company Act.

                Funding Corp. shall mean First PV Funding Corporation, a Delaware corporation.

                Generating Unit shall mean Unit 1, 2, or 3.

                Generation Entitlement Share shall have the meaning assigned thereto in the ANPP Participation Agreement and (i) when used in reference to Unit 2, shall mean the Generation Entitlement Share of PNM as the ANPP Participant with respect to its interest in Unit 2, (ii) when used in reference to the Undivided Interest, shall mean that portion of the Generation Entitlement Share attributable to the Undivided Interest and (iii) when used in Section 19 of the Facility Lease, shall refer to the Generation Entitlement Share of the Lessee in all Generating Units as PVNGS.

                Governmental Action shall mean all authorizations, consents, approvals, waivers, exceptions, variances, orders, licenses, exemptions, publications, filings, notices to and declarations of or with any Governmental Authority (other than routine reporting requirements the failure to comply with which will not affect the validity or enforceability of any of the Transaction Documents or have a material adverse effect on the transactions contemplated by any Transaction Document or any Financing Document) or any other action in respect of any Governmental Authority and shall include, without limitation, all siting, environmental and operating permits and licenses which are required for the use and operation of Unit 2, including the Undivided Interest and the Real Property Interest.

                Governmental Authority shall mean any Federal, state, county, municipal, foreign, international, regional or other governmental authority, agency, board, body, instrumentality or court, and the staff thereof pursuant to their official responsibilities.

609l.BURNHAM.1106.55:l

                Holders shall mean the holders of the Notes or the Bonds, as the case may be.

                Holding Company Act shall mean the Public Utility Holding Company Act of 1935, as amended.

                Indemnitee shall mean the Owner Participant, the Owner Trustee, FNB, the Loan Participant, the stockholder of Funding Corp. and its officers and directors, Chemical Bank, the Indenture Trustee, each Holder of a Note from time to time Outstanding, the Collateral Trust Trustee, the Trust, the Trust Estate, the Lease Indenture Estate, the indenture estate under the Collateral Trust Indenture, any Affiliate of any of the foregoing and the respective successors, assigns, agents, officers, directors or employees of the foregoing, excluding, however, any ANPP Participant other than the Owner Trustee or the Owner Participant.

                Indenture shall mean the Trust Indenture, Mortgage, Security Agreement and Assignment of Rents, dated as of August 12, 1986, between the Owner Trustee and the Indenture Trustee.

                Indenture Default shall mean an event which, after giving of notice or lapse of time, or both, would become an Indenture Event of Default.

                Indenture Event of Default shall mean any of the events specified in Section 6.2 of the Indenture.

                 Indenture Trustee shall mean Chemical Bank, a New York banking corporation, not in its individual capacity, but solely as Indenture Trustee under the Indenture and each successor trustee and co-trustee thereunder.

                Indenture Trustee's Liens shall mean Liens against the Lease Indenture Estate which result from acts of, or any failure to act by, or as a result of claims against, the Indenture Trustee, in its individual capacity, unrelated to the transactions contemplated by the Transaction Documents.

                Indenture Trustee's Office shall mean the office of the Indenture Trustee located at 55 Water Street, New York, New York 10041, or such other office as may be designated by the Indenture Trustee to the Owner Trustee and each Holder of a Note outstanding under the Indenture.

6091.BURNHAM.1106.55:1

                Initial Series Bonds shall mean the promissory notes of Funding Corp. evidencing the loans made to Funding Corp. under the Term Loan Agreement, issued, authenticated and delivered under the Term Loan Agreement and the Collateral Trust Indenture, as supplemented by the Term Note Supplemental Indenture.

                Initial Series Note shall mean the nonrecourse promissory note1 substantially in the form of Exhibit A to the Indenture, to be issued by the Owner Trustee and authenticated by the Indenture Trustee on the Closing Date to finance a portion of the Purchase Price.

                Investment shall have the meaning set forth in Section 3 of the Participation Agreement.

                Investment Company Act shall mean the Investment Company Act of 1940, as amended.

                Investment Percentage shall mean the percentage identified as such in Schedule 2 to the Participation Agreement.

                IRS shall mean the Internal Revenue Service of the United States Department of the Treasury or any successor agency.

                LADWP shall mean the Department of Water and Power of The City of Los Angeles, a department organized and existing under the charter of the City of Los Angeles, a municipal corporation of the State of California.

                Lease  Indenture  Estate shall have the meaning forth in Section
2.1 of the Indenture.

                Lease Term shall mean the aggregate of the Basic Lease Term and the Renewal Term, if any.

                Lease Termination Date shall mean the last day of the Lease Term (whether occurring by reason of a termination or expiration of the Lease Term).

609l.BURNHAM.1106.55:l

                Lessee shall mean Public Service Company of New Mexico, a New Mexico corporation, and its successors and assigns, as lessee under the Facility Lease and as party to the other Transactions Documents and Financing Documents to which it is a signatory.

                Lessee Request shall mean a request of the Lessee delivered pursuant to Section 6.03 of the Collateral Trust Indenture.

                Lessor shall mean the Owner Trustee, as lessor under the Facility Lease (and for purposes of the definition of "Deemed Loss Event" and where the context otherwise so requires, the Owner Trustee in its individual capacity), and its successors and assigns.

                Lessor's Interest shall have the meaning set forth in Section 8(c) (3) of the Participation Agreement.

                Lessor's Liens or Owner Trustee's Liens shall mean Liens against the Trust Estate or the Lease Indenture Estate (other than Permitted Liens described in the definition of such term, except "Lessor's Liens" and "Owner Participant's Liens" referred to in clause (vi) of such definition) for which the Lessee is not responsible and which result from acts of, or any failure to act by, or as a result of claims against, FNB or the Lessor, unrelated to the ownership of the Undivided Interest or the Real Property Interest, the administration of the Trust Estate or the transactions contemplated by the Transaction Documents or the Financing Documents.

                Lessor's Portion shall mean the Owner Trustee's portion of the original 10.2% undivided interest of the Lessee in Unit 2, the percentage of which is set forth in Schedule 2 to the Participation Agreement.

                License shall mean NRC Facility Operating License No. NPF-51, issued April 24, 1986 (superseding NRC Facility Operating License No. NPF-46, issued on December 9, 1985), as the same may be amended, modified, extended, renewed or superseded from time to time.

6091.BURNHAM.1106.55:1

                License Amendment shall mean amendment number No. 2 to the License, issued August 12, 1986, approving the sale and leaseback transaction contemplated by the Transaction Documents.

                License Expiration Date shall mean December 9, 2025, or any later or earlier date on which the License shall expire or be terminated.

                Lien shall mean any mortgage, pledge, security interest, encumbrance, lien, easement, servitude or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

                Loan shall have the meaning set forth in Section 2(a) of the Participation Agreement.

                Loan Participant shall mean Funding Corp.

                Loan Percentage shall mean the percentage  identified as such in
Schedule 2 to the Participation Agreement.

                Majority in Interest of Holders of Notes shall mean Holders of a majority in principal amount of all Notes Outstanding under the Indenture at the time of any such determination.

                Material Project Agreements sha11 mean (i) Nuclear Fuel Contract between Arizona Nuclear Power Project and Combustion Engineering, Inc. (CE), dated as of August 20, 1973, (ii) Nuclear Steam Supply Contract between APS and CE, dated as of August 20, 1973, as amended (iii) Turbine Generator Contract between APS and General Electric Company, dated as of March 21, 1974, as amended
(iv) Uranium  Enrichment  Services Contract between the United States of America
(USA) and APS, dated November 15, 1984, as amended and the Associated Supplemental Agreement of Settlement between USA and APS, dated November 15, 1984, (v) Contract between APS and Westinghouse Electric Corporation for fuel fabrication services for reload batches of nuclear fuel, dated August 7, 1974, as amended, (vi) Agreement for the Sale and Purchase of Waste Water Effluent between the City of Tolleson, APS and Salt River, dated June 12, 1981, as

6091.BURNHAM.1106.55:1
amended (vii) Agreement for Construction of Arizona Nuclear Power Project between Bechtel Power Corporation (Bechtel) and APS, dated January 15, 1973,
(viii) Agreement for Engineering and Procurement Services between APS and Bechtel, dated January 15, 1973, (ix) option and Purchase of Effluent dated April 23, 1973, among the Cities of Phoenix, Glendale, Mesa, Tempe and Scottsdale, the Town of Youngtown, APS and Salt River, APS, and Salt River, dated April 23, 1973, (x) Agreement for Conversion Services between Allied Chemical Corporation and APS, dated November 17, 1975, as amended, (xi) Uranium Concentrate Sales Agreement between Energy Fuels Exploration Company and APS, dated as of December 1, 1983, (xii) Uranium Concentrate Sales Agreement between Energy Fuels Exploration and APS, dated as of October 23, 1981, as amended,
(xiii) Agreement for Sale of Uranium Concentrates between Pathfinder Mines Corporation and APS, dated December 1, 1983, (xiv) Contract for Disposal of Spent Nuclear Fuel and/or High Level Radioactive Waste between USA and APS, dated July 21, 1984, and the ANPP Participation Agreement.

                Minimum Net Worth means a Net Worth equal to the greater of (x) $700,000,000 and (y) (1) $950,000,000 less (2) with respect to each Generating Unit as to which PNM shall have entered into one or more transactions constituting sale and leaseback transactions under the ANPP Participation Agreement (including, but without limitation, the transaction contemplated by the Participation Agreement), (A) $50,000,000 (in the case of Unit 1) and $100,000,000 (in the case of each other Generating Unit) time5 (B) the aggregate percentage of the Lessee's undivided interest in such PVNGS unit subject to such transactions.

                Mortgage Release shall mean the Indentures of Partial Release, each dated August 18, 1986, under and with respect to the Existing Mortgage.

                Net Economic Return shall mean the after-tax economic yield and periodic after-tax cash flows (after all Federal, state and local taxes) and the periodic return on investment and the timing of recognition of income originally expected by the Owner Participant with respect to the Undivided Interest, utilizing the same assumptions as used by the Owner Participant in making the original computation upon which its evaluation of investment in the Undivided Interest and the initial computation of Basic Rent, Casualty Value, Special Casualty Value and Termination Value were based.

6091.BURNHAM.1106.55:1

                Net Worth means the excess of assets over liabilities determined by the Lessee's auditors on the basis of generally accepted accounting principles.

                New Mexico Public Utility Act shall mean the New Mexico Public Utility Act, as amended.

                NMPSC shall mean the New Mexico Public Service Commission established pursuant to Section 62-5-1 of New Mexico Statutes Annotated, 1978.

                NMPSC Order shall mean the order issued by the NMPSC on July 8, 1986, in Case No. 2019 (Phase I), approving, among other things, the terms of the Facility Lease and the execution and delivery of the Facility Lease by PNM.

                Non-Burdensome Regulation sha11 mean (i) regulation to which the Owner Participant or the Owner Trustee is otherwise subject by reason of its lease financing or other activities unrelated to the transactions contemplated by the Transaction Documents, (ii) ministerial regulatory requirements which do not impose limitations or regulatory requirements on the business or activities of the Owner Participant and which are deemed, in the reasonable discretion of the Owner Participant, not to be burdensome, (iii) regulation resulting from any possession of the Undivided interest on or after the Lease Termination Date or
(iv) regulation of the Owner Trustee which would be terminated by the appointment of a successor Owner Trustee or a co-Owner Trustee pursuant to the terms of the Trust Agreement.

                Nonseverable, when used with respect to any Capital Improvement, shall mean any Capital Improvement which is not a Severable Capital Improvement.

                Noteholder shall mean any Holder from time to time of a Note Outstanding under the Indenture.

                Notes shall mean the Initial Series Note and the Fixed Rate Note, the Releveraging Note and any other Additional Notes.

6091.BURNHAM.1106.55:l

                Notice of Closing shall have the meaning set forth in Section 5(a) of the Participation Agreement.

                NRC shall mean the Nuclear Regulatory Commission of the United States of America or any successor agency.

                Nuclear Incident shall have its meaning as defined in Section 11 of the Atomic Energy Act, as amended to the date hereof and as the meaning of such term may be expanded from time to time by future amendments thereof. The definition of "nuclear incident" contained in the Atomic Energy Act on the date hereof is "any occurrence, including an extraordinary nuclear occurrence, within the United States causing, within or outside the United States, bodily injury, sickness, disease, or death, or loss of or damage to property, or loss of use of property, arising out of or resulting from the radioactive, toxic, explosive, or other hazardous properties of source, special nuclear, or byproduct material:
Provided, however, that as the term is used in section 2210(1) of this title, it shall include any such occurrence outside the United States: And provided further, That as the term is used in section 2210(d) of this title, it shall include any such occurrence outside the United States if such occurrence involves source, special nuclear, or byproduct material owned by, and used by or under contract with, the United States: And provided further, That as the term is used in section 2210(c) of this title, it shall include any such occurrence outside both the United States and any other nation if such occurrence arises out of or results from the radioactive, toxic, explosive, or other hazardous properties of source, special nuclear, or byproduct material licensed pursuant to subchapters V, VI, VII, and IX of this chapter, which is used in connection with the operation of a licensed stationary production or utilization facility or which moves outside the territorial limits of the United States in transit from one person licensed by the Commission to another person licensed by the Commission."

                Nuclear Waste Act shall mean the Nuclear Waste Policy Act of 1982, as amended, or any comparable successor law.

6091.BURNHAM.1106.55:l

                Officers' Certificate sha11 mean a certificate signed by the President or any Vice President and by the Treasurer, any Assistant Treasurer, 'the Secretary or any Assistant Secretary of the Person with respect to which such term is used.

                Operating Agent shall have the meaning assigned thereto in the ANPP Participation Agreement.

                Original of the Facility lease shall mean the fully executed counterpart of the Facility Lease, marked "This Counterpart is the Original Counterpart", pursuant to Section 22(e) of the Facility Lease and containing the receipt of the Indenture Trustee.

                Outstanding, when used with respect to the Notes, shall mean, as of the date of determination, all such Notes theretofore issued, authenticated and delivered under the Indenture, except (a) Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation, (b) Notes or portions thereof for the payment of which the Indenture Trustee holds (and has notified the holders thereof that it holds) in trust for that purpose an amount sufficient to make full payment thereof when due, (c) Notes or portions thereof which have been pledged as collateral for any obligations of the obligor thereof to the extent that an amount sufficient to make full payment of such obligations when due has been deposited with the pledgee of such Notes for the purpose of holding such amount in trust for the payment of such obligations in accordance with the indenture or agreement under which such obligations are secured and (d) Notes in exchange for, or in lieu of, which other Notes have been issued, authenticated and delivered pursuant to the Indenture; provided, however, that any Note owned by the Lessee or the Owner Trustee or any Affiliate of either thereof shall be disregarded and deemed not to be outstanding for the purpose of any Directive.

                Overdue interest Rate shall mean the weighted average rate per annum of interest payable with respect to overdue payments of principal on the Notes outstanding, computed as set forth in such Notes.

6091.BURNHAM.1106.55:1

                Owner Participant shall mean Burnham Leasing Corporation, and the successors and assigns of such Person in accordance with the Trust Agreement and the Participation Agreement.

                Owner Participant's Liens shall mean Liens against the Trust Estate or the Lease Indenture Estate (other than Permitted Liens described in the definition of such term, except "Lessor's Liens" and "Owner Participant's Liens" referred to in clause (vi) of such definition) for which the Lessee is not responsible and which result from acts of, or any failure to act by, or as a result of claims against, the Owner Participant unrelated to the transactions contemplated by the Transaction Documents or the Financing Documents.

                Owner Trustee shall mean The First National Bank of Boston, a national banking association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement (unless the context otherwise requires), and each successor as trustee, separate trustee and co-trustee thereunder.

                Participation Agreement shall mean the Participation Agreement, dated as of August 12, 1986, among the Owner Trustee, the Indenture Trustee, Funding Corp., the Owner Participant and PNM.

                Penalty  Rate  shall  mean 2% per  annum in  excess of the Prime
Rate.

                Period of a stated duration in respect of any event shall mean an indefinite period which can reasonably be expected to exceed the lesser of such duration and the period remaining to the date which is three years prior to the end of the remaining Basic Lease Term (or if such event occurs after the date three years prior to the end of the remaining Basic Lease Term, the lesser of six months and the period remaining to the day next preceding the end of the Basic Lease Term) or a stated period in excess of the lesser thereof or an actual period which continues in excess of the lesser thereof.

                Permitted Liens shall mean (i) the respective rights and int9rests of the Lessee, the Owner Participant, the Lessor, the Loan Participant and the Indenture Trustee, as provided in the Transaction Documents; (ii) the

6091.BURNHAM.1106.55:1
rights of any sublessee or assignee under a sublease or an assignment permitted by the terms of the Facility Lease; (iii) the Lien of the Existing Mortgage on the leasehold estate under the Facility Lease; (iv) Liens for taxes either not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, so long as such proceedings shall not (x) involve any danger of the sale, forfeiture or loss of the Undivided Interest or the Real Property Interest or any part thereof or interest therein of the Lessor or the Owner Participant, (y) interfere with the use, possession or disposition of the Undivided Interest or the Real Property Interest, or any part thereof or interest therein, or (z) impair payment of Rent; (v) inchoate materialmen's, mechanics', work-men's, repairmen's, employees', carriers', warehouse-men's, or other like Liens arising in the ordinary course of business for PVNGS, and not delinquent; (vi) Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens; (vii) choate Liens that have been. bonded for the full amount in dispute or as to which other satisfactory security arrangements shall have been made and which are being contested diligently by the appropriate party in good faith and by appropriate proceedings so long as such proceedings shall not violate clause (x), (y) or (z) of clause (iv) above; (viii) choate Liens of any of the types described in clause (v) above that have been bonded for the full amount in dispute or as to which other satisfactory security arrangements shall have been made and which arise out of judgments or awards and with respect to which (A) an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves shall have been provided as required by generally accepted accounting practice and (B) there shall have been secured a stay of execution pending such appeal or proceeding for review, so long as such proceedings shall not violate clause (x), (y) or (z) of clause (iv) above; (ix) the rights and interests of the Lessee under the Assignment and Assumption; (x) the rights of the NRC under the License; (xi) the rights of the ANPP Participants (other than (i) the Lessee and (ii) any Person who shall become an ANPP Participant in respect of the Undivided Interest and the Real Property Interest) under the ANPP Participation Agreement or any other ANPP Project Agreement; (xii) Liens on the undivided ownership interests in Unit 2 of the ANPP Participants and other Persons (other than the Lessee) and (xiii) any Liens arising by virtue of the ANPP Participation Agreement.

6091.BURNRAM.1106.55:1

                Person shall mean any individual, partnership, corporation, trust, unincorporated association or joint venture, a government or any department or agency thereof, or any other entity.

                PNN shall mean Public Service company of New Mexico, a New Mexico corporation.

                Price-Anderson Act shall mean the Price-Anderson Act, Pub. L. No. 85-256, 71 Stat. 576 (1957), as amended to the Closing Date.

                Pricing Assumptions shall mean the pricing assumptions set forth in Schedule 2 to the Participation Agreement.

                Prime Rate shall mean the rate of interest publicly announced from time to time by Chemical Bank at its principal office in New York City as its prime or base lending rate. Any change in the Prime Rate shall be effective on the date such change in the Prime Rate is announced.

                Project Insurance shall have the meaning assigned thereto in the ANPP Participation Agreement.

                Project Manager shall have the meaning assigned thereto in the ANPP Participation Agreement.

                Purchase Documents shall mean the Bill of sale, the Deed and the Assignment of Beneficial Interest and such other documents as the Owner Participant, the Owner Trustee, the Indenture Trustee, the Loan Participant or their respective counsel shall deem desirable to convey good and marketable title to the Undivided Interest and the Real Property Interest to the Trust.

                Purchase Price shall have the meaning set forth in Section 4(a) of the Participation Agreement.

                PVNGS shall mean the Arizona Nuclear Power Project, as that term is defined in the ANPP Participation Agreement

6091.BURNHAM.1106.55:1

                PVNGS Site shall mean the beneficial interest in the Arizona land trust and the real property described in Exhibit A to the Bill of Sale.

                Real  Estate  Investment  shall  have the  meaning  set forth in
Section 3(a) of the Participation Agreement.

                Real Property Interest shall mean the right, title and interest of the Owner Trustee acquired pursuant to the Deed and the Assignment of Beneficial Interest.

                Reasonable Basis for a position shall exist if tax counsel may properly advise reporting such position on a tax return in accordance with Formal Opinion 85-352 issued by the Standing Committee on Ethics and Professional Responsibility of the American Bar Association.

                Refunding Bonds shall mean Funding Corp.'s Lease Obligation Bonds Series 1986B, issued, authenticated and delivered under the Collateral Trust Indenture, as supplemented by the Refunding Supplemental Indenture, as described in the Underwriting Agreement.


               Refunding Date shall mean the date of issuance of the Refunding Bonds.

                Refunding Loan shall have the meaning set forth in Section 2(d) of the Participation Agreement.

                Refunding Supplemental Indenture shall mean the Refunding Bond Supplemental Indenture, among PNM, Funding Corp. and the Collateral Trust Trustee, supplementing the Collateral Trust Indenture and providing, among other things, for the issuance of the Refunding Bonds.

                Registration Statement shall mean the registration statement on Form S-3, as amended, and any other similar registration statement, including all exhibits and all documents incorporated therein by reference, filed with the SEC under the Securities Act in connection with the offer, issue and sale of the Refunding Bonds.

6091.BURNHAM.1106.55:1

                Regulations shall mean the income tax regulations issued, published or promulgated under the Code.

                Releveraging Amount shall (i) mean the initial principal amount of each series of Releveraging Bonds, but only in an amount equal to the amount of the related Note or Notes issued in connection with such Bonds, or (ii) the initial principal amount of the Refunding Bonds to the extent such amount is in excess of the Initial Series Bonds being refunded, but only in an amount equal to the amount that the related Fixed Rate Note or Notes exceed the aggregate amount of the Initial Series Note and any Releveraging Notes theretofore issued.

                Releveraging Bonds shall. mean a series of securities issued, authenticated and delivered under the Collateral Trust Indenture in accordance with Section 2.03 thereof, part of the proceeds of which is used to refund to the Owner Participant a portion of its Investment as provided in Section 3(b) of the Participation Agreement.

                Releveraging Date shall mean the date of issuance of the Releveraging Bonds.

                Releveraging Loan shall have the meaning specified in Section 2(c) of the Participation Agreement.

                Releveraging Note shall mean the non-recourse promissory note, substantially in the form of the Initial Series Note or, if the Refunding Date shall have occurred, the Fixed Rate Note, to be issued by the Owner Trustee and authenticated by the Indenture Trustee on the Releveraging Date to refund to the Owner Trustee a portion of the Investment.

                Renewal Term shall mean the Fixed Rate Renewal Term as provided in Section 12 of the Facility Lease.

                Rent shall mean Basic Rent and Supplemental Rent.

6091.BURNHAM.1106.55:l

                Rent Differential shall have the meaning set forth in Section 3(h) of the Facility Lease.

                Requisition of Title shall mean any circumstances or event in consequence of which Unit 2 or the Undivided Interest shall be condemned or seized or title thereto shall be requisitioned or taken by any Governmental Authority under power of eminent domain or otherwise and all administrative or judicial appeals opposing such condemnation, seizure or taking shall have been exhausted or the period for such appeal shall have expired.

                Requisition of Use shall mean any circumstance or event in consequence of which the use of Unit 2 or the Undivided Interest shall be requisitioned or taken by any Governmental Authority under power of eminent domain or otherwise, other than a Requisition of Title.

                Responsible Officer shall mean, with respect to the subject matter of any covenant, agreement or obligation of any party contained in any Transaction Document, the President1 or any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer or other officer who in the normal performance of his operational responsibility would have knowledge of such matter and the requirements with respect thereto.

                Retained Assets shall mean (i) the Lessee's interest in PVNGS (other than the Undivided Interest, the related Generation Entitlement Share, and the Real Property Interest), (ii) Severable Capital Improvements title to the undivided interest in which is retained by the Lessee in accordance with
Section 8(e) of the Facility Lease, and (iii) any additional interest in and to PVNGS (other than the Undivided Interest, the related Generation Entitlement Share and the Real Property Interest) to which the Lessee becomes entitled in consequence of Sections 16.2 or 23.5 of the ANPP Participation Agreement (except as otherwise provided in Section 5(a) or 19 of the Facility Lease).

                Sale Proceeds shall mean, with respect to any sale of the Undivided Interest and the Real Property Interest by the Lessor to any Person other than the Lessee, the gross proceeds of such sale payable in cash, less all costs and expenses whatsoever incurred by the Lessor and the Owner Participant in connection therewith.

6091.BURNHAM.1106.55:l

                Salt  River   shall  mean  Salt   River   Project   Agricultural
Improvement and Power District, an Arizona agricultural improvement district.

                SCPPA shall mean Southern California Public Power Authority, a California joint powers agency (doing business in Arizona as Southern California Public Power Authority Association).

                SEC shall mean the Securities and Exchange Commission of the United States of America, or any successor agency. Section. 6(c) Application shall mean Funding Corp.'s Application for an Order under Section 6(c) of the Investment Company Act of 1940 exempting First PV Funding Corporation from all provisions of such Act, as filed with the SEC on September 20, 1985, as amended.

                Secured obligations shall have the meaning set forth in Section 7(b)(4) of the Participation Agreement.

                Securities Act shall mean the Securities Act of 1933, as amended.

                Securities Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

                Severable, when used with respect to any Capital Improvement, shall mean any Capital Improvement which can readily be removed from Unit 2 or the Common Facilities without materially damaging Unit 2 or the Common
Facilities or materially diminishing or impairing the value, utility or condition of Unit 2 or the Common Facilities.

                Source, Special Nuclear or Byproduct Material shall have their respective defined meanings as defined in Section 11 of the Atomic Energy Act of 1954,- as amended to the date hereof and as the meanings of such terms may be expanded by future amendments thereof.

6091.BURNHAM.1106.55:1

                Southern   California  shall  mean  Southern  California  Edison
Company, a California corporation.

                Special Casualty Value as of any date, shall mean (i) during the Basic Lease Term, the percentage of Facility Cost set forth opposite such date in Schedule 2 to the Facility Lease, and (ii) during the Renewal Term, if any, the unamortized portion of the Fair Market Sales Value of the Undivided Interest determined by amortizing ratably the Fair Market Sales Value of the Undivided Interest as of the day following the last day of the Basic Lease Term in semi-annual steps over the period from such date to the License Expiration Date. Anything contained in the Facility Lease to the contrary notwithstanding, Special Casualty Value shall be, when added to all other amounts which the Lessee is required to pay under Section 9(d) of the Facility Lease (taking into account any assumption of Notes by the Lessee), under any circumstances and in any event, in an amount at least sufficient to pay in full, as of any date of payment, the aggregate unpaid principal amount of all Notes Outstanding at the close of business on such date, together with accrued and unpaid interest on such Notes.

                Supplemental   Financing   shall   mean  a   financing   of  the
Supplemental Financing Amount of Capital Improvements made pursuant to Section 8(f) of the Facility Lease.

                Special  Purchase  Event  shall have the  meaning  specified  in
Section 13(c) of the Facility Lease.

                Substituted lessee shall have the meaning specified in Section 6.8(c) of the Indenture.

                Supplemental Financing Amount shall mean a Unit 2 Interest in the cost of a Capital Improvement to Unit 2, and a Common Facilities Interest in the cost of a Capital Improvement to the Common Facilities, or that portion of such interest in such cost which shall not exceed (i) the amount of the increase, if any, in the Owner Participant's basis in the Undivided Interest for purposes of section 1012 or 1016 of the Code as a result of such Capital Improvement less (ii) the amount of the related Additional Equity Investment of the Lessor, if any.

6091.BURNHAM.1106.55:1

                Supplemental   Indenture   of  Pledge  shall  have  the  meaning
specified in the Term Note Supplemental Indenture.

                Supplemental Rent shall have the meaning set forth in Section 3(b) of the Facility Lease.

                Surviving lessee shall have the meaning specified in Section 10(b) (3) (ii) of the Participation Agreement.

                Tax shall mean any and all fees (including, without limitation, documentation1 recording, license and registration fees), taxes (including, without limitation, net income, franchise, value added, ad valorem, gross income, gross receipts, sales, use, property (personal or real, tangible or intangible) excise and stamp taxes), levies, imposts, duties, charges, assessments, or withholdings of any nature whatsoever, general or special, ordinary or extraordinary, together with any and all penalties, fines, additions to tax and interest thereon.

                Tax Assumptions shall mean the assumptions set forth in Section 1(a) of the Tax Indemnification Agreement, with respect to the Federal income tax consequences of the transactions contemplated by the Transaction Documents.

                Tax Indemnification Agreement shall mean the Tax Indemnification Agreement, dated as of August 12, 1986, between PNM and the Owner Participant.

                Term Loan Agreement shall mean the Term Loan Agreement dated as of August 12, 1986 among Funding Corp., PNM and the banks named on the signature pages thereto.

                Term Note Supplemental Indenture shall mean the Series 1986B Term Note Supplemental Indenture dated as of August 12, 1986 among PNM, Funding Corp. and the Collateral Trust Trustee, supplementing the Collateral Trust Indenture and providing, among other things, for the issuance of the Initial Series Bonds.

6091.BURNHAM.1106.55:1

                Termination Date shall have the meaning set forth in Section 14(a) of the Facility Lease.

                Termination Event shall mean any early termination of the Facility Lease in accordance with Section 14 thereof.

                Termination Notice shall have the meaning set forth in Section 14(a) of the Facility Lease.

                Termination  Obligation  shall  have the  meaning  set  forth in
Section 15.10.2 of the A~PP Participation Agreement (or any comparable successor provision).

                Termination Value, as of any Basic Rent Payment Date during the Basic Lease Term, shall mean the percentage of Facility Cost set forth opposite such date in Schedule 3 to the Facility Lease. Anything contained in the Facility Lease to the contrary notwithstanding, Termination Value shall be, when added to all other amounts which the Lessee is required to pay under Section 14 of the Facility Lease, under any circumstances and in any event; in an amount at least sufficient to pay in full as of any Basic Rent Payment Date the aggregate unpaid principal amount of all Notes Outstanding at the close of business on such date, together with accrued and unpaid interest on such Notes.

                Transaction Documents shall mean the Participation Agreement, the Facility Lease, the Trust Agreement, the Indenture, the Extension Letter, the Tax Indemnification Agreement, the Mortgage Release, the Assignment and Assumption, each Purchase Document and the Notes.

                Transaction Expenses shall have the meaning set forth in Section 14(a) of the Participation Agreement.

                Transfer shall mean the transfer, by bill of sale or otherwise, by the Lessor of all the Lessor's right, title and interest in and to the Undivided Interest and the Real Property Interest and under the Assignment and Assumption on an "as is, where is" basis, free and clear of all Lessor's Liens and Owner Participant's Liens, but otherwise without recourse, representation or warranty (including an express disclaimer of representations and warranties in a

6091.BURNHAM.1106.55:1
manner comparable to that set forth in the second sentence of Section 6(b) of the Facility Lease), together with the due assumption by the transferee of, and the due release of the Lessor from, all of the Lessor's obligations under the Assignment and Assumption and the Assignment of Beneficial Interest by an instrument or instruments satisfactory in form and substance to the Lessor and the Owner Participant.

                Transferee shall have the meaning assigned thereto in Section 15 of the Participation Agreement.

                Trust shall mean the trust created by the Trust Agreement.

                Trust Agreement shall mean the Trust Agreement, dated as of August 12, 1986, between Burnham Leasing Corporation and FNB.

                Trust Estate shall have the meaning set forth in Section 2.03 of the Trust Agreement.

                Trust Indenture Act shall mean the Trust Indenture Act of 1939, as amended.

                Trustee's Expenses shall mean any and all liabilities, obligations, costs, compensation, fees, expenses and disbursements (including, without limitation, legal. fees and expenses) of any kind and nature whatsoever (other than such amounts as are included in Transaction Expenses) which may be imposed on, incurred by or asserted against the Indenture Trustee or any of its agents, servants or personal representatives, in any way relating to or arising out of the Indenture, the Lease Indenture Estate, the Participation Agreement or the Facility Lease, or any document contemplated thereby, or the performance or enforcement of any of the terms thereof, or in any way relating to or arising out of the administration of such Lease Indenture Estate or the action or inaction of the indenture Trustee under the Indenture; provided, however, that such amounts shall not include any Taxes or any amount expressly excluded from the Lessee's indemnity obligations pursuant to Section 13(a) or 13 (b) of the Participation Agreement.

6091.BURNHAM.1106.55:1

                UCC or Uniform Commercial Code shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

                Underwriting   Agreement  shall  mean  the  agreement  with  the
underwriters named therein relating to the purchase, sale and delivery of the Refunding Bonds.

                Undivided Interest shall mean the Unit 2 Interest in Unit 2 and the Unit 2 Common Facilities Interest in the Common Facilities. Where the context so requires, the Undivided Interest includes the related Generation Entitlement Share.

                Undivided Interest Indenture Supplement shall mean the supplement to the Indenture, substantially in the form of Exhibit C thereto, pursuant to which the Owner Trustee causes the Undivided Interest and the Real Property Interest to be subjected to the Lien of the Indenture.

                Uniform System of Accounts shall mean the Uniform System of Accounts prescribed for Public Utilities and Licensees subject to the provisions of the Federal Power Act (Class A and Class 3), 18 CFR 101, as in effect on the date of execution of the Participation Agreement, as amended or modified from time to time after such date.

                Unit 1 and Unit 3 shall mean the Generating Units bearing such designations at PVNGS.

                Unit 2 shall mean the 1,270 megawatt unit, commonly known as Unit 2, at PVNGS, all as more fully described in Item A of Exhibit B to the Bill of Sale, together with all Capital Improvements thereto, but excluding all Common Facilities.

                Unit 2 Common Facilities Interest shall mean the Owner Trustee's 0.7555556% undivided interest in all Common Facilities.

                Unit 2 Interest shall mean a percentage equal to the Owner Trustee's 2.2666667% undivided interest in all of Unit 2.






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                Unit  2  Retained  Assets  shall  mean  (i)  all  resident  fuel assemblies, equipment and personal property constituting part of the Generating Unit (as defined in the ANPP Participation Agreement) designated as Palo Verde Nuclear Generating Station Unit 2 (other than common facilities) but excluded from Unit 2 as set forth in Item A of Exhibit B to the Bill of Sale and (ii) all equipment and personal and real property constituting PVNGS common facilities under the ANPP Participation Agreement but excluded from the Common Facilities as Set forth in Item B of Exhibit B to the Bill of Sale.

                User shall mean a Person unrelated to PNM (within the meaning of Section 318 of the Code) possessing the Undivided Interest after the Lease Termination Date.

                Weighted Factor means. the weighted average of the annual percentage rates (averaged over the Basic Lease Term and (x) if the Pricing Assumptions contemplate the Lessor claiming investment tax credits, the basic term of all other leases so contemplating (the ITC Leases) entered into by PNM pursuant to the authority granted by the NMPSC Order or (y) if the Pricing Assumptions do not contemplate the Lessor claiming investment tax credits, the basic term of all other leases not so contemplating (the Non ITC Leases) entered into by PNM pursuant to the authority granted by the NMPSC Order) (i) as such percentage rates may be adjusted from time to time pursuant to the terms of the Facility Lease and the ITC Leases or the Non-ITC Leases, as the case may be, but excluding any such adjustments in connection with supplemental financing of capital improvements, and (ii) adjusted to reflect the amortization over the Basic Lease Term and the basic term of the ITC Leases or the Non-ITC Leases, as the case may be, of any gain or loss to the Lessee from any hedging or interest protection program implemented by the Lessee with respect to the Notes and with respect to the comparable notes to be issued with respect to the ITC Leases or the Non-ITC Leases, as the case may be, which, when multiplied by the aggregate of the Purchase Price and the comparable purchase prices payable by the lessors under the ITC Leases or the Non-ITC Leases, as the case may be, determines, respectively, the amount of Basic Rent payable under the Facility Lease and the comparable basic rent payable under the ITC Leases or the Non-ITC Leases, as the case may be.


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